EXHIBIT 4.2

Execution Copy

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 6th day of July, 2006, by and among EnteroMedics Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor.”

RECITALS

WHEREAS, the Company and certain Investors are parties to the Series C Preferred Stock Purchase Agreement of even date herewith (the “Series C Agreement”), pursuant to which such Investors are purchasing shares of the Company’s Series C Preferred Stock; and

WHEREAS, the Company and certain of the Investors (the “Existing Investors”) have previously entered into that certain Investors’ Rights Agreement dated as of July 31, 2004 (the “Prior Agreement”) and, pursuant to Section 4.7 of the Prior Agreement, desire to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights created under the Prior Agreement; and

WHEREAS, as a material inducement to the Investors who are a party to the Series C Agreement to purchase shares of Series C Preferred Stock, the Parties desire to replace by substitution the Prior Agreement with this Amended and Restated Investor Rights Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Parties hereby agree as follows:

1. Registration Rights. The Parties covenant and agree as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Common Stock” means the Company’s Common Stock, par value $0.01 per share.

(c) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

(e) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(f) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(g) The term “Preferred Stock” means the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, each with a par value of $0.01 per share.

(h) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(i) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock (including Preferred Stock issued upon the exercise of warrants outstanding on the date hereof) and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities (x) sold by a person in a transaction in which his rights under this Section 1 are not assigned or (y) sold by a person to the public either pursuant to a registration statement or Rule 144.

(j) The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(k) The term “Rule 144” shall mean Rule 144 under the Act.

(l) The term “SEC” shall mean the Securities and Exchange Commission.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if at any time after the earlier of (i) three (3) years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Offering, the Company shall receive a written request from the Holders of fifty percent (50%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of at least 20% of the Registrable Securities then outstanding with an anticipated aggregate offering price of at least $5,000,000 then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a); provided, however, that only one such request may be made by Holders during any twelve (12) month period.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company delivers notice of such proposed registration to the holders of the Registrable Securities within 30 days of any registration request by the holders and that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may immediately be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 6.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have first been excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, mutual fund, business trust, partnership or corporation, the affiliated venture capital funds, mutual funds, business trusts, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4 Form S-3 Registration. In case the Company shall receive from Holders of Registrable Securities (for purposes of this Section 1.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;

(iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4;

(iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

(v) during the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company delivers notice of such proposed registration to the holders of the Registrable Securities within 30 days of any registration request by the holders and that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(vi) if the Company shall furnish to the Initiating Holders a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h) cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(i) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities requested to be included in such registration agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 and 1.4.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors, trustees and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless, severally and not jointly, the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and

each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner, member, retired member, affiliated venture capital fund, affiliated mutual fund, affiliated business trust or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 1,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), provided: (a) the Company is, within ten (10) days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act; and (d) such transferee is not a direct competitor of the Company, as determined in the good faith judgment of the Board of Directors, at the time of such transfer.

1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of at least sixty-three percent (63%) of the Registrable Securities held by holders of the Company’s Series B Preferred Stock and Series C Preferred Stock (together and not as a separate class on an as-converted basis), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.13 “Market Stand-Off” Agreement.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Company’s initial offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than two percent (2%) stockholders of the Company enter into similar agreements and such restrictions are not waived as to them. The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

(b) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after five (5) years following the consummation of the Initial Offering, (ii) as to any Holder, such earlier time after the Initial Offering at which all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) that holds less than one percent (1%) of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis) and all such Registrable Securities can be sold in any three (3)-month period without registration in compliance with Rule 144 or (iii) after the consummation of a Liquidation Event, as that term is defined in the Company’s Amended and Restated Certificate of Incorporation (as amended from time to time) (the “Restated Certificate”).

1.15 Black-Out Period.

(a) Following the effectiveness of any registration statement and the filings with any state securities commissions, the Company shall be entitled to postpone or suspend, for a reasonable period of time, but in any event such period shall not exceed ninety days (the “Suspension Period”) sales of Registrable Securities under such registration statement or any such filings upon written notice to the Holders that the Company has determined that such sales would in the good faith judgment of the Board of Directors of the Company (a) materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company or (b) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interest of the Company and its shareholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates). The Holder may recommence effecting sales of the Registrable Securities pursuant to the registration statement or such filings following further notice to such effect from the Company, such notice to be given by the Company not later than five (5) business days after the conclusion of the reason for the postponement or suspension. The Company shall use its best efforts to limit the length of any such period of suspended sales and shall use its best efforts to correct, amend or update any incomplete or misleading registration statement. No more than two (2) such Suspension Periods shall occur in any twelve month period.

(b) In the event of the suspension of effectiveness of any registration statement or other filings pursuant to this Section 1.15, the applicable time period during which such registration statement or other filing is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement or filing was suspended.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. So long as any shares of Preferred Stock remain outstanding, the Company shall deliver to each Investor (or transferee of an Investor) that holds at least 1,000,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, combinations or the like) (a “Major Investor”):

(a) as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants selected by the Company and approved by the directors nominated by the holders of Series B Preferred Stock and Series C Preferred Stock pursuant to Sections 3.1 and 3.2 of the Second Amended and Restated Voting Agreement among the Company and the other parties thereto dated as of the date hereof;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter in reasonable detail including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made; and

(c) within forty-five (45) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made; and

(d) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a capital and operating budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

2.2 Inspection. The Company shall permit each Major Investor that holds at least 3,000,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, combinations or the like), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (i) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the 1934 Act, whichever event shall first occur or (iii) the consummation of a Liquidation Event, as that term is defined in the Restated Certificate.

2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor who holds shares of Preferred Stock a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, the term “Major Investor” includes any general partners and affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor who holds shares of Preferred Stock in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the product of the number of Shares times the fraction obtained by dividing (i) the sum of the total number of shares of (A) Common Stock issuable or issued upon conversion of the Preferred Stock then held by such Major Investor and (B) Common Stock issuable upon exercise of any options or warrants then held by such Major Investor by (ii) the sum of the total number of shares of (A) Common Stock, (B) Common Stock issuable upon the conversion of the Preferred Stock and (C) Common Stock issuable upon any exercise of any options or warrants then outstanding. The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of (A) Common Stock issuable or issued upon conversion of the Preferred Stock then held by such Fully-

Exercising Investor and (B) Common Stock issuable upon exercise of any options or warrants then held by such Fully-Exercising Investor bears to the total number of shares of (A) Common Stock, (B) Common Stock issuable upon the conversion of the Preferred Stock and (C) Common Stock issuable upon any exercise of any options or warrants then outstanding.

(c) If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Company’s Board of Directors; (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Act, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company approved by the Company’s Board of Directors, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) the issuance and sale of Series C Preferred Stock pursuant to the Series C Agreement, or (vi) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are primarily for other than equity financing purposes and which issuances have been approved by a majority of the Board of Directors. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

(e) The rights provided in this Section 2.4 may not be assigned or transferred by any Major Investor to a competitor of the Company (as determined in good faith by the Board of Directors of the Company).

(f) The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the consummation of (i) the Company’s sale of its Common Stock or other securities pursuant to a Qualified Public Offering, as that term is defined in the Restated Certificate or (ii) a Liquidation Event, as that term is defined in the Restated Certificate.

2.5 Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants with access to confidential information to execute and deliver a proprietary information and inventions agreement or a consulting agreement, as applicable, in substantially the form approved by the Company’s Board of Directors.

2.6 Director and Officer Liability Insurance. To the extent that such coverage is available on commercially reasonable terms (as determined in the good faith judgment of the Board of Directors), the Company shall purchase and at all times maintain director and officer liability insurance with coverage limits customary for similarly situated companies.

2.7 Reimbursement of Expenses. The Company shall reimburse members of the Board of Directors for reasonable expenses incurred in connection with the performance of their duties as a member of the Board of Directors.

2.8 Qualified Small Business Stock.

(a) The Company shall not make any purchases of its stock or take other actions which would jeopardize the status of the Series B Preferred or Series C Preferred as “qualified small business stock” under Section 1202 of the Internal Revenue Code.

(b) The Company will use commercially reasonable efforts to comply with any applicable filing and reporting requirements of Section 1202 of the Internal Revenue Code, as amended or as may be amended from time to time, and any regulations promulgated thereunder; provided, however, that “reasonable efforts” as used in this Section 2.7(b) shall not be construed to require the Company to operate its business in a manner which would adversely affect its business, limit its future prospects or alter the timing or resource allocation related to its planned operations or financing activities.

2.9 Compensation and Audit Committees. The Company’s Board of Directors shall create and maintain a Compensation Committee and an Audit Committee, both of which shall consist of no more than four directors, at least two of which shall be directors designated by the directors elected by the holders of Preferred Stock and one of whom shall be the director that serves as the Chief Executive Officer of the Company (the “CEO Director”); provided, that the CEO Director shall be a non-voting member of such committees.

2.10 Directors’ Liability and Indemnification. The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In addition, the Company shall enter into and use its best efforts to at all times maintain indemnification agreements substantially in the form attached as Exhibit G to the Series C Agreement with each of its directors to indemnify such directors to the maximum extent permissible under applicable law.

2.11 Visitation Rights. The Company shall allow one representative designated by Onset Ventures to attend all meetings of the Company’s Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect confidential information or for other similar reasons. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, personal representatives, successors and permitted assigns (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be interpreted under the laws of the State of Minnesota without reference to Minnesota conflicts of law provisions.

3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement (other than Section 2.1, Section 2.2, Section 2.3 and Section 2.4) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least sixty-three percent (63%) of the issued and outstanding shares of Series B Preferred Stock and Series C Preferred Stock (together and not as a separate class). The provisions of Section 2.1, Section 2.2, Section 2.3 and Section 2.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least sixty-three percent (63%) of the Registrable Securities that are held by the Major Investors; provided, however, that notwithstanding any such waiver of rights under Section 2.4, in the event that any Major Investor actually purchases Shares in any such offering by the Company, then each other Major Investor shall be permitted to participate on a pro rata basis (based on the level of participation of the other Major Investor purchasing the largest portion of such other Major Investor’s pro rata share) in accordance with the other provisions, including notice and election periods, as set forth in Section 2.4(a) and (b). Any amendment or waiver effected in accordance with this paragraph shall be binding upon all the parties hereto.

3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Restrictions on Transfer. In addition to, and not in limitation of the rights of an Investor to transfer its rights hereunder, an Investor’s rights and obligations hereunder may be transferred to any of such Investor’s “affiliates,” as that term is defined under the Securities Act, so long as such affiliate is an “accredited investor” (within the meaning of Regulation D under the Securities Act); provided that the prospective transferee agrees in writing to be subject to the terms hereof to the same extent as if he, she or it were an original Investor hereunder.

3.11 Substitution. This Amended and Restated Investors’ Rights Agreement replaces by substitution that certain Investors’ Rights Agreement, dated July 31, 2004, by and among the Company and the parties listed on Schedule A thereto.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

ENTEROMEDICS INC.

By:	/s/ Mark B. Knudson
Name:	Mark B. Knudson
Title:	President and Chief Executive Officer

Address:	2800 Patton Road
St. Paul, MN 55113

SIGNATURE PAGE TO ENTEROMEDICS INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

INTERWEST PARTNERS IX, LP

By:	InterWest Management Partners IX,
LLC its general partner

By:	/s/ Ellen Koskinas
Name:	Ellen Koskinas
Title:	Venture Member

ONSET V, L.P.

By:	ONSET V Management, LLC
its General Partner

By:	/s/ Leslie Bottorff
Name:	Leslie Bottorff,
Title:	Managing Director

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:	/s/ Steven P. VanNurden
Name:	Steven P. VanNurden
Title:	Assistant Treasurer

SIGNATURE PAGE TO ENTEROMEDICS INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

MPM BIOVENTURES III, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Luke B. Evnin
Name:	Luke B. Evnin
Title:	Series A Member

MPM BIOVENTURES III-QP, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Luke B. Evnin
Name:	Luke B. Evnin
Title:	Series A Member

MPM BIOVENTURES III Parallel Fund, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Luke B. Evnin
Name:	Luke B. Evnin
Title:	Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG
By:	MPM BioVentures III GP, L.P., in its capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Luke B. Evnin
Name:	Luke B. Evnin
Title:	Series A Member

MPM ASSET MANAGEMENT INVESTORS 2002 BVIII LLC

By:	/s/ Luke B. Evnin
Name:	Luke B. Evnin
Title:	Manager

SIGNATURE PAGE TO ENTEROMEDICS INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

PACIFIC ASSET PARTNERS

/s/ Robert M. Stafford
Robert M. Stafford
Managing Partner
Pacific Asset Partners

SIGNATURE PAGE TO ENTEROMEDICS INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

/s/ Kenneth Martin
Kenneth Martin

SIGNATURE PAGE TO ENTEROMEDICS INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

MARK B. KNUDSON REVOCABLE TRUST U/A DTD APRIL 18, 2003 WITH SUSAN J. KNUDSON AS DONOR

/s/ Mark B. Knudson
Mark B. Knudson, Trustee

Dorsey & Whitney Trust Company LLC, Trustee

By:	/s/ Barry J. Newman
Name:	Barry J. Newman
Its:	Vice President

SUSAN J. KNUDSON REVOCABLE TRUST U/A DTD APRIL 18, 2003 WITH SUSAN J. KNUDSON AS DONOR

/s/ Mark B. Knudson
Mark B. Knudson, Trustee

Dorsey & Whitney Trust Company LLC, Trustee

By:	/s/ Barry J. Newman
Name:	Barry J. Newman
Its:	Vice President

THE SPRAKER FAMILY TRUST U/A/D 10/13/98

/s/ Terry Spraker
Terry Spraker, Trustee

/s/ Linda Spraker
Linda Spraker, Trustee

/s/ Timothy R. Conrad
Timothy R. Conrad

/s/ Robert S. Nickoloff
Robert S. Nickoloff

/s/ Richard R. Wilson, M.D.
Richard R. Wilson, M.D.

SIGNATURE PAGE TO ENTEROMEDICS INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

/s/ Donald C. Harrison, M.D.
Donald C. Harrison, M.D.

/s/ Susan J. Knudson
Susan J. Knudson

/s/ Anne H. Nickoloff
Anne H. Nickoloff

SIGNATURE PAGE TO ENTEROMEDICS INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

CHARTER LIFE SCIENCES, L.P.

By:	/s/ A. Barr Dolan
Name:	A. Barr Dolan
Title:	Managing Director of CLS Management, LLC
The General Partner of CLS Partners, L.P., The General Partner of Charter Life Sciences, L.P.

SIGNATURE PAGE TO ENTEROMEDICS INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

BAY CITY CAPITAL MANAGEMENT IV, LLC

/s/ Carl Goldfischer

General Partner of:
Bay City Capital Fund IV Co-Investment Fund, L.P.
By:	Bay City Capital LLC, its Manager
By:	Fred Craves, Manager and Managing Director

BAY CITY CAPITAL MANAGEMENT IV, LLC

/s/ Carl Goldfischer

General Partner of:
Bay City Capital Fund IV, L.P.
By:	Bay City Capital LLC, its Manager
By:	Fred Craves, Manager and Managing Director

SIGNATURE PAGE TO ENTEROMEDICS INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

ABERDARE VENTURES II, L.P.
By:	Aberdare GP II, L.L.C.
its General Partner

By:	/s/ Paul H. Klingenstein
Paul H. Klingenstein
Managing Director

ABERDARE VENTURES II (Bermuda), L.P.
By:	Aberdare GP II, L.L.C.
its General Partner

By:	/s/ Paul H. Klingenstein
Paul H. Klingenstein
Managing Director

ABERDARE II ANNEX FUND, L.P.
By:	Aberdare GP II, L.L.C.
its General Partner

By:	/s/ Paul H. Klingenstein
Paul H. Klingenstein
Managing Director

/s/ Paul H. Klingenstein
Paul H. Klingenstein

/s/ John H. Odden
John H. Odden

SIGNATURE PAGE TO ENTEROMEDICS INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

Interwest Partners IX, LP

Onset V, L.P.

MAYO Foundation for Medical Education and Research

Pacific Asset Partners

Kenneth Martin

MPM BioVentures III, L.P.

MPM BioVentures III-QP, L.P.

MPM BioVentures III Parallel Fund, L.P.

MPM BioVentures III GmbH & Co. Beteiligungs KG

MPM Asset Management Investors 2002 BVIII LLC

Bay City Capital Fund IV, L.P.

Bay City Capital Fund IV Co-Investment Fund, L.P.

Aberdare Ventures II, L.P.

Aberdare Ventures II (Bermuda), L.P.

Aberdare II Annex Fund, L.P.

Paul H. Klingenstein

John H. Odden

Charter Life Sciences, L.P.

MARK B. KNUDSON REVOCABLE TRUST U/A DTD APRIL 18, 2003 WITH SUSAN J. KNUDSON AS DONOR

SUSAN J. KNUDSON REVOCABLE TRUST U/A DTD APRIL 18, 2003 WITH SUSAN J. KNUDSON AS DONOR

THE SPRAKER FAMILY TRUST U/A/D 10/13/98

Timothy R. Conrad

Robert S. Nickoloff

Richard R. Wilson, M.D.

Donald C. Harrison, M.D.

Susan J. Knudson

Anne H. Nickoloff

SIGNATURE PAGE TO ENTEROMEDICS INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT